                          FUND PARTICIPATION AGREEMENT

     THIS FUND PARTICIPATION AGREEMENT is made and entered into as of June 30, 1995, by and between HARTFORD LIFE INSURANCE COMPANY (the "Company"), TCI PORTFOLIOS, INC. (the "Issuer"), and the investment adviser of the Issuer, INVESTORS RESEARCH CORPORATION ("Investors Research").

     WHEREAS, the Company offers to the public certain group and individual variable annuity contracts, specifically, group contracts to employee benefit plans established under Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and individual contracts in connection with Individual Retirement Annuity products, which qualify under Section 408(b) of the Code (collectively, the 403(b) and 408(b) contracts are referred to herein as the "Contracts"); and

     WHEREAS, the Company wishes to offer as investment options under the Contracts, one or more of the funds identified in ATTACHMENT A attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and issued by the Issuer; and

     WHEREAS, on the terms and conditions hereinafter set forth, Investors Research and the Issuer desire to make shares of the Funds available as investment options under the Contracts and to retain the Company to perform certain administrative services on behalf of the Funds, and the Company is willing and able to furnish such services;

     NOW, THEREFORE, the Company, the Issuer and Investors Research agree as follows:

     1. TRANSACTIONS IN THE FUNDS. Subject to the terms and conditions of this Agreement, the Issuer will make shares of the Funds available to be purchased, exchanged, or redeemed, by the Company on behalf of the Account (defined in SECTION 6(a) below) through a single account per Fund at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

     2. ADMINISTRATIVE SERVICES. The Company shall be solely responsible for providing all administrative services for the Contracts owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of administrative services to the Contract owners.

     3.   PROCESSING AND TIMING OF TRANSACTIONS.

     (a) The Issuer hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day and transmitted to the Issuer by 9:00 p.m. Central time on such Business Day will be executed by the Issuer at the net asset value determined as of the Close of Trading on such Business Day. Any Orders received by the Company on such day but after the Close of Trading, and all Orders that are transmitted to the Issuer after 9:00 p.m. Central time on such Business Day, will be executed by the Issuer at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The day on which an Order is executed by the Issuer pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

     (b) By 5:30 p.m. Central time on each Business Day, Investors Research will provide to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

     (c) By 9:00 p.m. Central time on each Business Day, the Company will provide to Investors Research via facsimile or other electronic transmission acceptable to Investors Research a report stating whether the Orders received by the Company from Contract owners by the Close of Trading on such Business Day resulted in the Account being a net purchaser or net seller of shares of the Funds.

     (d)  Upon the timely receipt from the Company of the report described in
(c) above, Investors Research will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as at the Close of Trading on the Effective Trade Date. Payment for net purchase transactions shall be made by wire transfer by the Company to the custodial account designated by the Fund on the Business Day next following the effective Trade Date. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account designated by the Company within the time period set forth in the applicable Fund's then-current prospectus; PROVIDED, HOWEVER, Investors Research will use all reasonable efforts to settle all redemptions on the Business Day next following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

     4.   PROSPECTUS AND PROXY MATERIALS.

     (a) Investors Research shall provide to the shareholder of record for each Fund copies of each Issuer's proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Issuer's shareholders. In addition, Investors Research shall provide the Company with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this Agreement, together with such additional copies of the Issuer's prospectuses as may be reasonably requested by Company. If the Company provides for pass-through voting by the Contract owners, Investors Research will provide the Company with a sufficient quantity of proxy materials for each Contract owner.

     (b) The cost of preparing, printing and shipping of the prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Company shall be paid by Investors Research; PROVIDED, HOWEVER, that if at any time Investors Research or its agent reasonably deems the usage by the Company of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that the Company demonstrate the reasonableness of such usage. If the Investors Research believes the reasonableness of such usage has not been adequately demonstrated, it may request that the Company pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Company agrees to make such payments, Investors Research may refuse to supply additional materials and this section shall not be interpreted as requiring delivery by Investors Research or the Issuer of any copies in excess of the number of copies required by law.

     (c) The cost of distribution, if any, of any prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Contract owners shall be paid by the Company and shall not be the responsibility of Investors Research or the Issuer.

     5.   COMPENSATION AND EXPENSES.

     (a) The Account shall be the sole shareholder of Fund shares purchased for the Contract owners pursuant to this Agreement (the "Record Owners"). The Company and the Record Owners shall properly complete any applications or other forms required by Investors Research or the Issuer.

     (b) Investors Research acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and record keeping, by virtue of having a single shareholder account per Fund for the Account rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, Investors Research will pay the Company a fee (the "Administrative Services fee") equal to 20 basis points (0.20%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate market value of investments by the Company (on behalf of the Contract owners) in the Funds exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Funds reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Funds drops below $10 million.

     (c) The parties understand that Investors Research customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company to the Contract owners. The parties agree that the payments by Investors Research to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (d) For the purposes of computing the payment to the Company contemplated by this SECTION 5, the average aggregate amount invested by the Account in the Funds over a one month period shall be computed by totalling the Company's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each Business Day during the month and dividing by the total number of Business Days during such month.

     (e) Investors Research will calculate the amount of the payment to be made pursuant to this SECTION 5 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Investors Research for the relevant month and such other supporting data as may be reasonably requested by the Company.

     (f) In the event Investors Research reduces its management fee with respect to any Fund after the date hereof, Investors Research may amend the Administrative Services fee payable with regard to such Fund by providing the Company 30 days' advance written notice of any such adjustment. The revised Administrative Services fee shall become effective as of the latter of 30 days from the date of delivery of the notice or the date prescribed in the notice.

     6.   REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established HVA-DC-VA-II as a duly authorized and established separate account under Connecticut Insurance law (the "Account"); (iii) the Account is registered as a unit investment trust under the 1940 Act to serve as an investment vehicle for the Contracts; (iv) the Contracts are exempt from registration under the Securities Act of 1933; (v) each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified investment companies selected among those companies available through the Account to act as underlying investment media; (vi) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; and

(vii) the activities of the Company contemplated by this Agreement comply with all provisions of federal and state insurance, securities, and tax laws applicable to such activities.

     (b) Investors Research represents that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Investors Research and Issuer, enforceable in accordance with its terms; and (ii) the investments of the Funds will at all times be adequately diversified within the meaning of
Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the"Code"), and the regulations thereunder, and that at all times while this Agreement is in effect, all beneficial interests in each of the Funds will be owned by one or more insurance companies or by any other party permitted under
Section 1.817-5(f)(3) of the Regulations promulgated under the Code.

     7.   ADDITIONAL COVENANTS AND AGREEMENTS.

     (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement.

     (b) Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

     (c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Account on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on that Business Day.

     (d) The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Account.

     (e) The Company shall not, without the written consent of Investors Research, make representations concerning the Issuer or the shares of the Funds except those contained in the then-current prospectus and in current printed sales literature approved by Investors Research or the Issuer.

     (f) Advertising and sales literature with respect to the Issuer or the Funds prepared by the Company or its agents, if any, for use in marketing shares of the Funds as underlying investment media to Contract owners shall be submitted to Investors Research for review and approval before such material is used. Investors Research shall use reasonable efforts to cooperate with Company in reviewing such materials in a timely fashion. Company acknowledges that Investors Research's review of materials submitted to it are for internal due diligence purposes and not for determining or ensuring compliance with Securities and Exchange Commission ("SEC") or National Association of Securities Dealers, Inc. ("NASD") or other regulatory agency rules or requirements, if any. Company acknowledges and agrees that the responsibility for ensuring compliance with SEC, NASD or other regulatory agency rules or requirements, if any, is Company's obligation.

     (g) Investors Research will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities.

     (h) The Company will provide to Investors Research at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

     8. USE OF NAMES. Except as otherwise expressly provided for in this Agreement, neither Investors Research nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuer or Investors Research, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuer or Investors Research, as appropriate, the granting of which shall be at the sole option of Investors Research and/or the Issuer.

     9.   PROXY VOTING.

     (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in Section 11(a) below) participating in any Fund calculate voting privileges in a consistent manner.

     (b) The Company will distribute to Contract owners all proxy material furnished by Investors Research and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares from such Contract owners.

     10.  INDEMNITY.

     (a) Investors Research agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the

Company within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this SECTION 10(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by Investors Research of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Investors Research shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement.

     (b) The Company agrees to indemnify and hold harmless Investors Research and the Issuer and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls the Issuer or Investors Research within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this SECTION 10(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by the Company of a material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Investors Research or the Issuer in performing their obligations under this Agreement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this SECTION 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this SECTION 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgement in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

     11.  POTENTIAL CONFLICTS.

     (a) The Company has received a copy of an application for exemptive relief, as amended, filed by Investors Research on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of the Issuer (the "Board") will monitor the Issuer for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in funds of the Issuer. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

          (i) withdrawing the assets allocable to the Accounts from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e.,annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

          (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in the Issuer, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Issuer and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this SECTION 11, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Issuer be required to establish a new funding medium for any Contract. The Company shall not be required by this SECTION 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

12. TERMINATION. This agreement shall terminate as to the sale and issuance of new Contracts:

     (a) at the option of either the Company, Investors Research or the Issuer upon six months' advance written notice to the other;

     (b) at the option of the Company if the Funds' shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

     (c) at the option of either the Company, Investors Research or the Issuer, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, or the Issuer by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) upon termination of the Management Agreement between the Issuer and Investors Research. Notice of such termination shall be promptly furnished to the Company. This SUBSECTION (d) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between the Issuer and Investors Research;

     (e) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

     (f) if the Issuer's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company. Prompt notice shall be given by either party should such situation occur; or

     (g) at the option of Investors Research, if Investors Research reasonably determines in good faith that the Company is not offering shares of the Funds in conformity with the terms of this Agreement or applicable law; or

     (h) at the option of any party hereto upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel, violate any applicable federal or state law, rule, regulation or judicial order.

     13. CONTINUATION OF AGREEMENT. Termination as the result of any cause listed in SECTION 12 shall not affect the Issuer's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body.

     14. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     15. SURVIVAL. The provisions of SECTION 8 (use of names) and SECTION 10 (indemnity) of this Agreement shall survive termination of this Agreement.

     16. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an, instrument in writing signed by all of the parties hereto.

     17. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:     HARTFORD LIFE INSURANCE COMPANY
                         Asset Management Services
                         Director of Marketing
                         200 Hopmeadow Street
                         Simsbury, Connecticut 06089
                         (203) 547-5000 (phone no.)

     with a copy to:     HARTFORD LIFE INSURANCE COMPANY
                         Legal Department
                         200 Hopmeadow Street
                         Simsbury, Connecticut 06089
                         (203) 547-5000 (phone no.)

     To the Issuer or Investors Research:

                         Twentieth Century Mutual Funds
                         4500 Main Street
                         Kansas City, Missouri 64111
                         Attention: General Counsel

Any notice, demand or other communication given in a manner prescribed in this
SECTION 17 shall be deemed to have been delivered on receipt.

     18. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     21. ENTIRE AGREEMENT. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

INVESTORS RESEARCH CORPORATION     HARTFORD LIFE INSURANCE COMPANY


By:  /s/ William M. Lyons          By:     /s/ Kevin J. Kirk
     -------------------------             -----------------------------------
     William M. Lyons              Name:   Kevin J. Kirk
     Executive Vice President              -----------------------------------
                                   Title:  Vice President
                                           -----------------------------------

TCI PORTFOLIOS, INC.


By:  /s/ William M. Lyons
     -------------------------
     William M. Lyons
     Executive Vice President

                                  ATTACHMENT A
                                       TO
                          FUND PARTICIPATION AGREEMENT

                                      FUNDS
TCI GROWTH
TCI ADVANTAGE

                AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT is made as of this 2nd day of July, 1996 by and between HARTFORD LIFE INSURANCE COMPANY (the "Company"), TCI PORTFOLIOS, INC. (the "Issuer"), and the investment adviser of the Issuer, INVESTORS RESEARCH CORPORATION ("Investors Research"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company, the Issuer and Investors Research are parties to a certain Fund Participation Agreement dated June 30, 1995 (the "Agreement") whereby shares of the Funds (as defined in the Agreement) were made available to serve as investment funding options for the Contracts; and

     WHEREAS, the Company, the Issuers and Investors Research wish to supplement the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Section 3(a) of the Agreement shall be amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

          "(a) The Issuer hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 3:00 p.m. Central time) and transmitted to the Issuer by 9:00 a.m. Central time on the next following Business Day will be executed by the Issuer at the net asset value determined as of the Close of Trading on the previous Business Day ("Day 1"). Any Orders received by the Company after the Close of Trading, and all Orders that are transmitted to the Issuer after 9:00 a.m. Central time on the next following Business Day, will be executed by the Issuer at the net asset value next determined following receipt of such Order. The day as of which an Order is executed by the Issuer pursuant to the provisions set forth above is referred to herein as the `Effective Trade Date.'"

     2. Section 3(c) of the Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

          "(c) By 9:00 a.m. Central time on each Business Day, the Company will provide to Investors Research via facsimile or other electronic transmission acceptable to Investors Research a report stating whether the Orders received by the Company from Contract owners by the Close of Trading on the preceding Business Day resulted in the Account being a net purchaser or net seller of shares of the Funds."

     3. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement.

     4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

HARTFORD LIFE INSURANCE                  INVESTORS RESEARCH CORPORATION
COMPANY

By: /s/ Kevin J. Kirk                    By: /s/ William M. Lyons
    ---------------------------------        --------------------------------
    Name:  Kevin J. Kirk                     William M. Lyons
           --------------------------        Executive Vice President
    Title: Vice President
           --------------------------


TCI PORTFOLIOS, INC.


By: /s/ William M. Lyons
    ---------------------------------
    William M. Lyons
    Executive Vice President

                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this 13 day of November, 2007, by and between HARTFORD LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and ACIS are parties to a certain Fund Participation Agreement dated June 30, 1995, as amended July 2, 1996 (the "Agreement"), in which the Company offers to the public certain group and individual variable annuity contracts to employee benefit plans; and

     WHEREAS, the parties have agreed to amend the Agreement to modify the fees and Funds available as investment options under the Agreement; and

     WHEREAS, the parties now desire to further modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. FUNDS AVAILABLE. The second recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

          "WHEREAS, the Company wishes to make available as investment options under the Agreement, one or more of the funds identified in ATTACHMENT A attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (each an "Issuer" and collectively, the "Issuers"); and"

     2. COMPENSATION AND EXPENSES. Section 5(b) of the Agreement is hereby deleted in its entirety and is replaced with the following language:

          "ACIS acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, ACIS will pay the Company a fee (the "Administrative Services Fee") of 25 basis points (0.25%) per annum of the average aggregate amount invested by the Company in each class of Shares made available under this Agreement."

     3. TERMINATION OF PRIOR AGREEMENT. The Agreement, as amended by this Amendment No. 2, constitutes the entire agreement between the parties and/or their affiliates with respect to the matters dealt with herein, and replaces all previous agreements, written or oral, with respect to such matters, specifically the Fund Participation Agreement and related Addendum dated January 30, 1996 among Fortis Benefits Insurance Company and Fortis Investors, Inc. (n/k/a Hartford Life Insurance Company), TCI Portfolios, Inc. (n/k/a American Century Variable Portfolios, Inc.) and Investors Research Corporation (n/k/a American Century Investment Management, Inc.).

     4. ATTACHMENT A. Attachment A to the Agreement is hereby deleted in its entirety and the attached Attachment A is replaced in lieu thereof.

     5. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     7. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                              HARTFORD LIFE INSURANCE COMPANY

                              By:    /s/ Jamie Ohl
                                     ---------------------------------------
                              Name:  Jamie Ohl
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------
                              Date:  Nov 13, 2007
                                     ---------------------------------------

                              AMERICAN CENTURY INVESTMENT SERVICES, INC.

                              By:    /s/ Cindy A. Johnson
                                     ---------------------------------------
                              Name:  Cindy A. Johnson
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------
                              Date:  11/27/07
                                     ---------------------------------------

                                  ATTACHMENT A

                   APPLICABLE CLASSES AND ADMINISTRATIVE FEES

AVAILABLE FUNDS

VP Balanced Class I
VP Capital Appreciation Class I
VP Income & Growth Class I
VP International Class I
VP Value Class I
VP Ultra Class I

                 AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT
                REGARDING INSURANCE COMPANY PRINTING/DISTRIBUTION
                                OF FUND MATERIALS

     THIS AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT ("Amendment") is effective January 1, 2013, by and between HARTFORD LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor")

     WHEREAS, effective January 1, 2013, the Company entered into a reinsurance agreement with Massachusetts Mutual Life Insurance Company to reinsurance the obligations of the Company under certain variable annuity contract and to provide administration of the variable annuity contracts;

     WHEREAS, notwithstanding the date of this Amendment, the Distributor has agreed to pay the Company in accordance with the attached Schedule A retroactively from July 1, 2012 for any unpaid expenses incurred since that date;

     WHEREAS, the Company and Distributor and/or Transfer Agent, (and in some cases one of Distributor or Transfer Agent's affiliates), are parties to a selling agreement, as amended, (the "Agreement"), pursuant to which shares of certain registered investment companies within the American Century Investments mutual fund complex (the "Funds") are made available to act as investment vehicles for separate accounts established for variable life insurance policies and/or variable annuity contracts offered by insurance companies, including the Company;

     WHEREAS, the parties have agreed to amend the Fund Participation Agreement dated June 30, 1995, as amended (the "Agreement"), offering the funds in group and individual variable annuity contracts, the terms regarding the printing and distribution of Fund prospectuses, shareholder reports and other related Fund materials (the "Fund Materials") and the reimbursement of out-of-pocket expenses related thereto;

     WHEREAS, the parties now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. SCHEDULE A. Schedule A attached hereto, which sets forth the responsible parties for printing and distribution of Fund Materials and the payment of related out-of-pocket expenses, is hereby added to the Agreement

     2. RATIFICATION AND CONFIRMATION OF AGREEMENT. The parties hereby agree that all previous agreements or other arrangements between the parties regarding the printing, distribution and reimbursement of expenses related to Fund Materials, whether included in the Agreement or otherwise, are hereby superseded by this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this

Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY

By:     Massachusetts Mutual Life Insurance Company,
        Its Administrator

By:     /s/ Eric Wietsma
        ----------------------------------
Name:   Eric Wietsma
        ----------------------------------
Title:  Senior Vice President
        ----------------------------------


AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:     /s/ Cindy A. Johnson
        ----------------------------------
Name:   Cindy A. Johnson
        ----------------------------------
Title:  Vice President
        ----------------------------------

                                   SCHEDULE A
                                    EXPENSES

The Distributor and the Company will coordinate the functions related to Fund Materials and pay the costs of completing these functions based upon an allocation of costs in the tables below.

To the extent Fund Materials are bundled with materials of other funds offered by Company, costs shall be allocated to reflect the Distributor's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents. Notwithstanding anything to the contrary, the parties agree that to the extent that Distributor reimburses Company for printing or delivery costs incurred with respect to the distribution of Fund Materials, Distributor will only be responsible for reimbursing commercially reasonable expenses incurred by the Company. Distributor shall not be responsible for reimbursing expenses that are excessive or unnecessary based on available industry standards.

Company shall send invoices for such expense to the Distributor within 90 days of the event, along with such other supporting data as may be reasonably requested. The invoice will reference the applicable Item and Function, along with the Distributor's number of pages printed. The Company invoices should be sent to the following email message group: fund_reports_reimbursement@americancentury.com. Fees will be payable within 45 days of receipt of the invoice, as long as such supporting data defines the appropriate expenses.

                                                                                                                   PARTY
                                                                               PARTY RESPONSIBLE              RESPONSIBLE FOR
ITEM                                            FUNCTION                       FOR COORDINATION                   EXPENSE
-------------------------------  --------------------------------------  ----------------------------  -----------------------------
Mutual Fund Prospectus and, if   Distributor shall supply the Company    Distributor and/or Company    Distributor will pay for
applicable, Summary Prospectus   with such numbers of the Designated                                   printing and delivering
                                 Portfolio(s) prospectus(es) as the                                    (including postage) copies to
                                 Company may reasonably request and/or                                 existing Contract owners who
                                 provide the Company with a print                                      allocate contract value to
                                 ready PDF of the Designated                                           any Designated Portfolio.
                                 Portfolio(s) prospectus(es) for
                                 printing and expense reimbursement

Product Prospectus               Printing, Filing and Distribution       Company                       Company will pay printing
                                                                                                       and delivery.

                                                                                                                   PARTY
                                                                               PARTY RESPONSIBLE              RESPONSIBLE FOR
ITEM                                            FUNCTION                       FOR COORDINATION                   EXPENSE
-------------------------------  --------------------------------------  ----------------------------  -----------------------------
Mutual Fund Prospectus and, if   Fund, Distributor or Fund's adviser     Fund and/or Company           Distributor will pay for
applicable, Summary Prospectus   shall supply the Company with such                                    printing and delivering
Update & Distribution            numbers of the Designated                                             (including postage) to
(Supplements)                    Portfolio(s) prospectus supplements                                   existing Contract owners
                                 as the Company may reasonably request                                 who allocate contract
                                 and/or provide the Company with a                                     value to any Designated
                                 print ready PDF of the Designated                                     Portfolio.
                                 Portfolio(s) prospectus supplements
                                 for printing and expense reimbursement

Product Prospectus Update &      If Required by Fund or Distributor      Company                       Distributor
Distribution (Supplements)

Product Prospectus Update &      If Required by the Company              Company                       Company
Distribution (Supplements)

Mutual Fund SAI                  Printing                                Distributor                   Distributor

Mutual Fund SAI                  Distribution                            Company                       Company

Product SAI                      Printing & Distribution                 Company                       Company

Proxy Material for Mutual Fund:  Printing                                Distributor or a proxy        Distributor
                                                                         solicitation firm chosen by
                                                                         the Fund

Proxy Material for Mutual Fund:  Distribution (including labor and       Company or a proxy            Distributor
                                 postage)                                solicitation firm chosen by
                                                                         the Fund

Mutual Fund Annual &             Fund, Distributor or Fund's adviser     Company                       Distributor will pay for
Semi-Annual Report               shall supply the Company with such                                    printing and delivering
                                 numbers as the Company may reasonably                                 (including postage)
                                 request and/or provide the Company                                    copies to existing
                                 with a print ready PDF for printing                                   Contract owners who
                                 and                                                                   allocate

                                                                                                                   PARTY
                                                                               PARTY RESPONSIBLE              RESPONSIBLE FOR
ITEM                                            FUNCTION                       FOR COORDINATION                   EXPENSE
-------------------------------  --------------------------------------  ----------------------------  -----------------------------
                                 expense reimbursement                                                 contract value to any
                                                                                                       Designated Portfolio.

Other communication to           If Required by the Fund or              Company                       Distributor
Prospective clients              Distributor

Other communication to           If Required by the Company              Company                       Company
Prospective clients

Other communication to existing  Distribution (including labor and       Company                       Distributor
Contract owners                  printing) if required by the Fund or
                                 Distributor

Other communication to existing  Distribution (including labor and       Company                       Company
Contract owners                  printing) if required by the Company

Operations of the Fund           All operations and related expenses,    Fund or Distributor           Fund or Fund's adviser
                                 including the cost of registration
                                 and qualification of shares, taxes on
                                 the issuance or transfer of shares,
                                 cost of management of the business
                                 affairs of the Fund, and expenses
                                 paid or assumed by the Fund pursuant
                                 to any Rule 12b-l plan

Operations of the Account        Federal registration of units of        Company                       Company
                                 separate account (24f-2 fees)